UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2026, VisionWave Holdings, Inc. (the "Company") entered into a Side Letter (the "Side Letter") with C.M. Composite Materials Ltd., an Israeli corporation (the "CM Company"), Giza Zinger Even Mezzanine, Limited Partnership ("Giza"), and Matania (Mati) Moskovitch ("Mati"). The Side Letter supplements and addresses certain obligations under the Company's previously disclosed Investment and Share Purchase Agreement dated February 20, 2026 (the "SPA") and Loan Agreement dated February 20, 2026 (the "Loan Agreement," and together with any promissory note issued thereunder, the "Note") with the CM Company and Mati, as well as the settlement agreement dated February 5, 2026, between Giza, Mati, and the CM Company (the "Giza Settlement Agreement"). The SPA and Loan Agreement were previously disclosed in the Company's Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 21, 2026, and March 5, 2026.

Pursuant to the Side Letter, among other things:

●	The Company acknowledges the terms of the Giza Settlement Agreement and agrees that the CM Company's performance thereunder (including payments, reporting, and security perfection) does not constitute a breach or default under the SPA, Loan Agreement, Note, or related agreements.

●	The Company consents to all payments by the CM Company (or its affiliates) to Giza under the Giza Settlement Agreement, including an immediate payment already made by the Company directly to Giza and ongoing periodic payments, and agrees not to interfere with such payments.

●	Until full satisfaction of such obligations, neither the CM Company nor the Company shall take actions resulting in dilution of the CM Company's shareholders, including issuances of equity, options, warrants, or convertible securities; the Company further agrees not to exercise conversion rights under the Note without Giza's prior written consent.

●	The Company irrevocably commits to provide aggregate funding of at least $5,000,000 to the CM Company, allocated as $1,500,000 for working capital and $3,500,000 for establishing and operating a new facility outside Israel.

●	The CM Company's activities outside Israel (including those funded by the committed amount) must be conducted directly by the CM Company, not through subsidiaries or other entities, unless pledged to Giza.

●	Neither the Company nor the CM Company shall structure transactions to circumvent the Giza Settlement Agreement's restrictions or payment priorities.

●	Mati shall appoint an Israeli trustee (subject to Giza's approval) for certain shares of the CM Company.

The foregoing description of the Side Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Side Letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Side Letter, dated March 11, 2026, by and among VisionWave Holdings, Inc., C.M. Composite Materials Ltd., Giza Zinger Even Mezzanine, Limited Partnership, and Matania (Mati) Moskovitch.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2026

VisionWave Holdings, Inc.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Interim Chief Executive Officer